UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 25, 2013

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33431

(Address of principal executive offices)

Telephone – (877) 880-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 8.01 Other Events.

Our one-for-twelve (1:12) reverse split of our issued and outstanding shares of common stock was announced by FINRA and took effect in the market at the open of business on June 25, 2013. Our symbol temporarily changed on this date from “ECHI” to “ECHID.” The “D” will drop off the symbol after 20 business days. If you are an owner of our shares of common stock, you do not need to surrender your shares. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: June 26, 2013	By: /s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer
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